EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2024 Fourth Quarter Results

STAMFORD, Conn., Dec. 04, 2024 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2024 fourth quarter and year ended September 30, 2024.

Three Months Ended September 30, 2024 Compared to the Three Months Ended September 30, 2023
For the fiscal 2024 fourth quarter, Star reported a 10.0 percent decrease in total revenue to $240.3 million compared with $266.9 million in the prior-year period, reflecting slightly lower volumes sold and a decrease in selling prices for petroleum products, partially offset by higher service and installation revenue. The volume of home heating oil and propane sold during the fiscal 2024 fourth quarter decreased by 0.3 million gallons, or 1.5 percent, to 18.5 million gallons, as the additional volume provided from acquisitions was more than offset by the impact of net customer attrition and other factors.

Star’s net loss increased by $15.4 million in the quarter, to $35.1 million, as a $28.4 million unfavorable change in the fair value of derivative instruments was only partially offset by a $9.1 million increase in income tax benefit, $1.7 million decrease in Adjusted EBITDA loss, $1.1 million decrease in depreciation and amortization expenses, and $1.1 million lower net interest expense.

The Company reported a fourth quarter Adjusted EBITDA loss (a non-GAAP measure defined below) of $29.7 million, or $1.7 million less than in the prior year period, as higher home heating oil and propane per-gallon margins, an increase in service and installation profitability, and additional EBITDA from acquisitions, more than offset an increase in operating expenses and a decline in home heating oil and propane volume sold.

“As we move into the heating season and begin a new fiscal year, it’s a great time to reflect on the past twelve months’ performance,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “Temperatures in fiscal 2024 were roughly flat year-over-year, and total revenue fell modestly due to slightly lower volumes and selling prices. However, full year Adjusted EBITDA rose by $14.7 million, reflecting an increase in home heating oil and propane per-gallon margins and higher service and installation profitability. We continue to focus on cost containment and the pursuit of attractive acquisitions. At the same time, we remain vigilant in working to address net customer attrition which, at 4.2% in fiscal 2024, was up slightly year-over-year. As we enter the heating season, we believe the Company is well prepared to respond to anything Mother Nature throws our way, while providing our customers with superior customer service.”

Fiscal 2024 Compared to Fiscal 2023
For fiscal 2024, Star reported a 9.6 percent decrease in total revenue to $1.8 billion compared with $2.0 billion in the prior-year period, reflecting a decrease in total volume sold and a decline in selling prices in response to lower wholesale product costs. The volume of home heating oil and propane sold during fiscal 2024 declined by 5.8 million gallons, or 2.2 percent, to 253.4 million gallons as the additional volume provided from acquisitions and other factors was more than offset by net customer attrition. Temperatures in Star’s geographic areas of operation were less than 0.1 percent warmer than during the prior-year period but 15.1 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net income increased by $3.3 million for fiscal 2024, to $35.2 million, as a $14.7 million increase in Adjusted EBITDA, a $3.9 million decrease in net interest expense, a $0.9 million decrease in depreciation and amortization expenses and a $0.7 million decrease in income tax expense were largely offset by a $17.0 million unfavorable change in the fair value of derivative instruments.

Adjusted EBITDA for fiscal 2024 increased by $14.7 million, to $111.6 million, as an increase in home heating oil and propane per-gallon margins, an increase in service and installation profitability and the additional Adjusted EBITDA from acquisitions more than offset a 10.9 million gallon decrease in home heating oil and propane volume in the base business, a $5.0 million reduction in the Company’s weather hedge benefit and an increase in base business total operating expenses.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions, capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations, as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, December 5, 2024. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events on wholesale product cost volatility, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including climate change, environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2024. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	September 30,
(in thousands)	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$117,335	$45,191
Receivables, net of allowance of $6,434 and $8,375, respectively	94,981	114,079
Inventories	41,587	56,463
Fair asset value of derivative instruments	—	10,660
Prepaid expenses and other current assets	27,566	28,308
Total current assets	281,469	254,701
Property and equipment, net	104,534	105,404
Operating lease right-of-use assets	91,141	90,643
Goodwill	275,829	262,103
Intangibles, net	98,712	76,306
Restricted cash	250	250
Captive insurance collateral	74,851	70,717
Deferred charges and other assets, net	12,825	15,354
Total assets	$939,611	$875,478
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$31,547	$35,609
Revolving credit facility borrowings	5	240
Fair liability value of derivative instruments	13,971	118
Current maturities of long-term debt	21,000	20,500
Current portion of operating lease liabilities	19,832	18,085
Accrued expenses and other current liabilities	116,317	115,606
Unearned service contract revenue	66,424	63,215
Customer credit balances	104,700	111,508
Total current liabilities	373,796	364,881
Long-term debt	187,811	127,327
Long-term operating lease liabilities	75,916	77,600
Deferred tax liabilities, net	21,922	25,771
Other long-term liabilities	16,273	16,175
Partners’ capital
Common unitholders	282,058	281,862
General partner	(5,714)	(4,615)
Accumulated other comprehensive loss, net of taxes	(12,451)	(13,523)
Total partners’ capital	263,893	263,724
Total liabilities and partners’ capital	$939,611	$875,478

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per unit data)	2024	2023	2024	2023
	(unaudited)	(unaudited)
Sales:
Product	$155,943	$188,035	$1,448,792	$1,650,741
Installations and services	84,388	78,902	317,307	302,121
Total sales	240,331	266,937	1,766,099	1,952,862
Cost and expenses:
Cost of product	113,814	149,727	980,831	1,204,184
Cost of installations and services	68,637	66,477	283,444	277,927
(Increase) decrease in the fair value of derivative instruments	10,756	(17,645)	19,018	1,977
Delivery and branch expenses	81,392	76,661	366,381	353,614
Depreciation and amortization expenses	8,117	9,203	31,494	32,350
General and administrative expenses	7,074	6,161	28,405	25,780
Finance charge income	(900)	(658)	(4,576)	(5,515)
Operating income (loss)	(48,559)	(22,989)	61,102	62,545
Interest expense, net	(1,841)	(2,930)	(11,560)	(15,532)
Amortization of debt issuance costs	(242)	(252)	(988)	(1,084)
Income (loss) before income taxes	$(50,642)	$(26,171)	$48,554	$45,929
Income tax expense (benefit)	(15,556)	(6,442)	13,331	13,984
Net income (loss)	$(35,086)	$(19,729)	$35,223	$31,945
General Partner’s interest in net income (loss)	(326)	(180)	311	288
Limited Partners’ interest in net income (loss)	$(34,760)	$(19,549)	$34,912	$31,657

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(1.00)	$(0.55)	$0.99	$0.89
Dilutive impact of theoretical distribution of earnings	—	—	0.09	0.08
Basic and diluted income per Limited Partner Unit:	$(1.00)	$(0.55)	$0.90	$0.81

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	34,686	35,603	35,273	35,694

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended September 30,
(in thousands)	2024	2023
Net loss	$(35,086)	$(19,729)
Plus:
Income tax benefit	(15,556)	(6,442)
Amortization of debt issuance costs	242	252
Interest expense, net	1,841	2,930
Depreciation and amortization	8,117	9,203
EBITDA	(40,442)	(13,786)
(Increase) / decrease in the fair value of derivative instruments	10,756	(17,645)
Adjusted EBITDA	(29,686)	(31,431)
Add / (subtract)
Income tax benefit	15,556	6,442
Interest expense, net	(1,841)	(2,930)
Provision for losses on accounts receivable	1,097	1,251
Decrease in accounts receivables	32,502	24,106
Decrease (increase) in inventories	1,566	(2,757)
Increase in customer credit balances	34,970	33,070
Change in deferred taxes	(1,494)	9,783
Change in other operating assets and liabilities	(14,059)	(16,591)
Net cash provided by operating activities	$38,611	$20,943
Net cash used in investing activities	$(29,984)	$(22,617)
Net cash provided by (used in) financing activities	$63,007	$(10,281)

Home heating oil and propane gallons sold	18,500	18,800
Other petroleum products	33,700	34,300
Total all products	52,200	53,100

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2024	2023
Net income	$35,223	$31,945
Plus:
Income tax expense	13,331	13,984
Amortization of debt issuance costs	988	1,084
Interest expense, net	11,560	15,532
Depreciation and amortization	31,494	32,350
EBITDA	92,596	94,895
(Increase) / decrease in the fair value of derivative instruments	19,018	1,977
Adjusted EBITDA	111,614	96,872
Add / (subtract)
Income tax expense	(13,331)	(13,984)
Interest expense, net	(11,560)	(15,532)
Provision for losses on accounts receivable	8,042	9,761
Decrease in receivables	11,271	15,566
Decrease in inventories	18,475	26,994
(Decrease) increase in customer credit balances	(15,546)	17,585
Change in deferred taxes	(3,989)	(501)
Change in other operating assets and liabilities	6,002	(13,103)
Net cash provided by operating activities	$110,978	$123,658
Net cash used in investing activities	$(61,185)	$(28,197)
Net cash provided by (used in) financing activities	$22,351	$(64,890)

Home heating oil and propane gallons sold	253,400	259,200
Other petroleum products	129,100	139,000
Total all products	382,500	398,200

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com